Exhibit 99.1
FOR IMMEDIATE RELEASE
FRIDAY, OCTOBER 22, 2010
CARE INVESTMENT TRUST INC. ANNOUNCES NEW YORK STOCK EXCHANGE’S
DECISION TO DELIST ITS COMMON STOCK
NEW YORK — October 22, 2010 — Care Investment Trust Inc. (NYSE: CRE) (“Care” or the “Company”), a real estate investment and finance company that invests in healthcare-related real estate and commercial mortgage debt, today announced that on October 21, 2010 the NYSE Regulation, Inc. Board of Directors’ Committee for Review rejected the Company’s appeal and affirmed the New York Stock Exchange Staff’s (“NYSE Staff”) decision to delist the Company’s common stock. Accordingly, the Company expects the NYSE Staff to make an application to the Securities and Exchange Commission (“SEC”) to delist the Company’s common stock in the near future. The Company remains listed and trades on the OTCQX marketplace under the ticker symbol CVTR.
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K/A, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
For more information on the Company, please visit the Company’s website at www.carereit.com
FOR FURTHER INFORMATION:
AT CARE INVESTMENT TRUST:
Torey Riso
President & Chief Executive Officer
(212) 771-9516
torey.riso@carereit.com

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